For Immediate Release
Contact:
Bruce Riggins	Jerry Daly or Carol McCune
VP, Strategic Planning & Analysis	Daly Gray Public Relations (Media)
(703) 812-7223	(703) 435-6293

MeriStar Hospitality Completes $101 Million CMBS Financing

     ARLINGTON, Va., September 26, 2003—MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts (REIT), today announced that it has completed a $101 million commercial mortgage-backed securities (CMBS) financing, secured by four of the company’s hotels. The 10-year loan carries an annual interest rate of 6.88%. Proceeds will be used primarily to repay company debt carrying higher interest rates. A portion of the proceeds may also be used for capital expenditure projects related to the company’s core hotels.

     “This transaction represents another step in our effort to strengthen our balance sheet by adding long-term, fixed-rate debt at an attractive interest rate while reducing debt with higher interest rates and shorter maturities,” said Donald D. Olinger, chief financial officer. “We will continue to seek to reduce our interest costs and improve our credit statistics by taking advantage of opportunities in the market as they arise.”

     The four hotels securing the CMBS loan are the Seelbach Hilton Louisville, Louisville, Ky.; Hilton Arlington & Towers, Arlington, Va.; Sheraton Columbia Hotel and Conference Center, Columbia, Md.; and the Sheraton Frazer Great Valley, Frazer, Pa. Column Financial, Inc., a wholly owned subsidiary of Credit Suisse First Boston, was the lender in the transaction.

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     Arlington, Va.-based MeriStar Hospitality Corporation owns 101 principally upscale, full-service hotels in major markets and resort locations with 26,290 rooms in 25 states, the District of Columbia and Canada. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality Corporation, visit the company’s Web site: www.meristar.com.

     This press release contains forward-looking statements about MeriStar Hospitality Corporation, including those statements regarding future operating results, the timing and composition of revenues and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: the current slowdown of the national economy; economic conditions generally and the real estate market specifically; the impact of the September 11, 2001 terrorist attacks and actual or threatened future terrorist incidents; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; availability of capital; ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas, including the existing and continuing weakness in business travel and lower-than expected daily room rates; other factors that may influence the travel industry, including health, safety and economic factors; and changes in general accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2002. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.